PURCHASE AGREEMENT

EMRL.D DIGITAL ASSET SECURITY TOKENS

This Purchase Agreement ("Agreement") is entered into between P/E Capital DAO LLC, a Wyoming limited liability company (the "Issuer"), and the undersigned purchaser ("Purchaser"), in connection with the purchase of EMRL.D digital asset securities pursuant to Regulation A under the Securities Act of 1933, as amended.

1. PURCHASE

Purchaser hereby agrees to purchase EMRL.D digital asset securities ("EMRL.D Tokens") from the Issuer in the amount indicated on the signature page of this Agreement.
The Issuer reserves the right to approve or reject any purchase request, in whole or in part, in accordance with applicable law and compliance requirements.

2. DESCRIPTION OF EMRL.D

EMRL.D is a blockchain-enabled digital asset security issued through the AI.X / AIX ecosystem and recorded on the Polygon blockchain or related approved blockchain infrastructure.
EMRL.D is structured as a digital security associated with tokenized real-world asset participation and SPV-linked contractual governance rights.
Ownership of EMRL.D does not constitute direct ownership of specific gemstones, mining assets, vault inventories, or physical reserves unless expressly stated in a separate written agreement.

3. TOKEN HOLDER RIGHTS

Subject to applicable law and offering documents, holders of EMRL.D may possess:
- governance participation rights,
- voting rights,
- blockchain-recorded ownership rights,
- and SPV-linked contractual participation rights.
All rights are limited to those expressly described in:
- the Offering Circular,
- Instruments Defining Rights of Security Holders,
- and related offering documents.

4. PURCHASER REPRESENTATIONS

Purchaser represents and agrees that:
(a) Authority. Purchaser has legal authority to enter into this Agreement.
(b) Review of Documents. Purchaser has reviewed the Offering Circular, risk disclosures, and related offering materials.
(c) Compliance Verification. Purchaser agrees to complete all required:
- KYC procedures,
- AML procedures,
- sanctions screening,
- and wallet verification requirements.
(d) Investment Risk. Purchaser understands that investment in digital asset securities involves substantial risk, including possible loss of the entire investment.
(e) Compliance With Laws. Purchaser will comply with applicable securities laws and transfer restrictions.

5. TRANSFER RESTRICTIONS

EMRL.D may not be transferred except in compliance with:
- applicable securities laws,
- Regulation A requirements,
- smart contract compliance controls,
- and issuer-approved transfer procedures.
The Issuer may restrict, reject, suspend, or block transfers necessary for legal or regulatory compliance.

6. SMART CONTRACT AND BLOCKCHAIN PROVISIONS

Ownership records may be maintained through smart contracts on the Polygon blockchain or related approved blockchain systems.
The Issuer may implement:
- smart contract upgrades,
- compliance controls,
- wallet restrictions,
- or technical modifications necessary for cybersecurity, regulatory compliance, or operational continuity.

7. NO GUARANTEE

The Issuer does not guarantee:
- profits,
- liquidity,
- exchange listings,
- price appreciation,
- or secondary market availability.

8. LIMITATION OF LIABILITY

To the fullest extent permitted by law, the Issuer and its affiliates shall not be liable for losses arising from:
- market volatility,
- blockchain failures,
- smart contract vulnerabilities,
- cybersecurity incidents,
- or regulatory developments, except where liability cannot legally be waived.

9. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Wyoming.

10. ENTIRE AGREEMENT

This Agreement, together with the Offering Circular and related exhibits, constitutes the entire agreement between the Parties regarding the purchase of EMRL.D.

PURCHASER INFORMATION

Purchaser Name:                     ______________________________________
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Email Address:                      ______________________________________
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Wallet Address:                     ______________________________________
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Number of EMRL.D Tokens Purchased:  ______________________________________
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Total Purchase Amount:              ______________________________________
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Payment Method:                     ______________________________________
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ACKNOWLEDGMENT

By signing below, Purchaser acknowledges that:
- Purchaser has reviewed the offering materials;
- Purchaser understands the risks associated with digital asset securities; and
- Purchaser agrees to be bound by the terms of this Agreement.

SIGNATURES

PURCHASER
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Signature:           ______________________________________
                     ________
Name:                ______________________________________
                     ________
Date:                ______________________________________
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ISSUER
P/E CAPITAL DAO LLC
By:                  ______________________________________
                     ________
Name:                Virgilio V. Ibones III
Title:               Chief Operating Officer
Date:                ______________________________________
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